SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 15, 1997


                                  PALEX, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                 000-22237                    76-0520673
     (State or other            (Commission                  (IRS Employer
       jurisdiction             File Number)               Identification No.)
      of incorporation)

 3555 Timmons Lane, Suite 610
          Houston, Texas                                         77027
(Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (713) 626-9711

      As indicated in the Registrant's Form 8-K dated August 1, 1997, the financial statements and pro forma financial information required to be filed therewith would be filed not later than October 15, 1997. Accordingly, Item 7 of the Form 8-K dated August 1, 1997 is hereby amended to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)    Financial Statements of businesses acquired.

      The following Financial Statements of Sheffield Lumber and Pallet Co., Inc. and Affiliate as of December 31, 1996 are attached hereto and made a part hereof:

         (i)     Report of Independent Public Accountants
        (ii)     Combined Balance Sheets
       (iii)     Combined Statements of Income
        (iv)     Combined Statements of Changes in Stockholders' Equity
         (v)     Combined Statements of Cash Flows
         (v)     Notes to Combined Financial Statements

      The following Financial Statements of Sonoma Pacific Company and Affiliate as of December 31, 1996 are attached hereto and made a part hereof:

         (i)     Report of Independent Public Accountants
        (ii)     Combined Balance Sheets
       (iii)     Combined Statements of Income
        (iv)     Combined Statements of Changes in Stockholders' Equity
         (v)     Combined Statements of Cash Flows
        (vi)     Notes to Combined Financial Statements

      The following Supplemental Financial Statements of PalEx, Inc. and Subsidiaries as of November 30, 1995 and 1996 are attached hereto and made a part hereof:

          (i)     Report of Independent Public Accountants
         (ii)     Supplemental Consolidated Balance Sheets
        (iii)     Supplemental Consolidated Statements of Income
         (iv)     Supplemental Consolidated Statements of Changes in
                        Stockholders'Equity
          (v)     Supplemental Consolidated Statements of Cash Flows
         (vi)     Notes to Supplemental Consolidated Financial Statements

      (b) Pro forma financial information.

   The following Unaudited Pro Forma Consolidated Financial Statements are attached hereto and made a part hereof:

          (i)   Basis of Presentation
          (ii) Pro Forma Consolidated Statement of Income for the Year Ended November 30, 1996
          (iii) Pro Forma Consolidated  Statement of Income for the Six Months
                     Ended June 1, 1997
          (iv)  Notes to Unaudited Pro Forma Consolidated Statements of Income

      (c) Exhibits.

      The following exhibits are incorporated by reference from the Registrant's Form 8-K dated August 1, 1997:

    EXHIBIT
    NUMBER                               DESCRIPTION
    -------                              -----------
      2.1 Agreement and Plan of Reorganization, dated as of August 1, 1997, by and among PalEx, Inc., Sheffield Acquisition, Inc., Sheffield Lumber and Pallet Company, Inc. and the
                Stockholders named therein.*

      2.2 Agreement and Plan of Reorganization, dated as of August 1, 1997, by and among PalEx, Inc., Sonoma Pacific Acquisition, Inc., Sonoma Pacific Company and the Stockholders named therein.*

      2.3 Agreement and Plan of Reorganization, dated as of August 1, 1997, by and among PalEx, Inc., Sonoma Pacific Company, Salinas Pacific Company and the Stockholders named therein.*

      2.4 Real Estate Purchase Agreement, dated as of August 1, 1997, by and among PalEx, Inc., Sonoma Pacific Company, Robert D. Ekedahl and Diana F. Ekedahl, as Trustees of the Ekedahl 1981
                Revocable Trust, and Gregg Gibson, as Tenants in Common.*

   *Copies of omitted schedules and exhibits shall be furnished supplementally to the Commission upon request.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   PALEX, INC.

Date: October 15, 1997             By:    /s/ EDWARD RHYNE
                                              Edward Rhyne,
                                              Vice President and General Counsel

                        INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
                                                                         ----
Historical Financial Statements
      PalEx, Inc. and Subsidiaries
            Report of Independent Public Accountants....................    6
            Supplemental Consolidated Balance Sheets....................    7
            Supplemental Consolidated Statements of Income..............    8
            Supplemental Consolidated Statements of Changes in
             Stockholders' Equity.......................................    9
            Supplemental Consolidated Statements of Cash Flows..........   10
            Notes to Supplemental Consolidated Financial Statements.....   11
      Sheffield Lumber and Pallet Co., Inc. and Affiliate
            Report of Independent Public Accountants....................   24
            Combined Balance Sheets.....................................   25
      Combined Statements of Income.....................................   26
            Combined Statements of Changes in Stockholders' Equity......   27
            Combined Statements of Cash Flows...........................   28
            Notes to Combined Financial Statements......................   29
      Sonoma Pacific Company and Affiliate
            Report of Independent Public Accountants....................   35
            Combined Balance Sheets.....................................   36
            Combined Statements of Income...............................   37
            Combined Statements of Changes in Stockholders' Equity......   38
            Combined Statements of Cash Flows...........................   39
            Notes to Combined Financial Statements......................   40
Unaudited Pro Forma Consolidated Financial Statements
      Basis of Presentation.............................................   46
      Pro Forma Consolidated Statement of Income for the Year Ended
       November 30, 1996................................................   47
      Pro Forma Consolidated Statement of Income for the Six Months
       Ended June 1, 1997...............................................   48
      Notes to Unaudited Pro Forma Consolidated Statements of Income....   49

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To PalEx, Inc.:

   We have audited the accompanying supplemental consolidated balance sheets of PalEx, Inc. (a Delaware corporation), and subsidiaries as of November 30, 1995 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended November 30, 1996. These supplemental financial statements give retroactive effect to acquisitions made by the Company during the third quarter of 1997 which have been accounted for as poolings-of-interests. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the supplemental consolidated financial position of PalEx, Inc., and subsidiaries as of November 30, 1995 and 1996, and the supplemental results of their operations and their cash flows for each of the three years in the period ended November 30, 1996, after giving retroactive effect to certain pooling-of-interests transactions, in conformity with generally accepted accounting principles.

   As discussed in Note 2, the accompanying financial statements reflect the Company on a historical basis with Fraser Industries, Inc., as the accounting acquiror restated for the effect of pooling-of-interests transactions.

ARTHUR ANDERSEN LLP

Houston, Texas
August 1, 1997

                          PALEX, INC., AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                              NOVEMBER 30,                 JUNE 1,
                                                                                       --------------------------          -------
                                                                                        1995               1996              1997
                                                                                       -------            -------          -------
                                                                                                                         (unaudited)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ...............................................            $   655            $   530          $ 1,333
  Accounts receivable, net of allowances of $113 and
   $140 ...................................................................              6,712              5,943           14,374
  Inventories .............................................................              7,142              7,014           13,569
  Deferred income taxes ...................................................                156                395              601
  Other current assets ....................................................                229                121              654
                                                                                       -------            -------          -------
         Total current assets .............................................             14,894             14,003           30,531

PROPERTY, PLANT AND EQUIPMENT, net ........................................             15,902             17,983           25,750
GOODWILL, net of amortization of $93 ......................................               --                 --             17,774
OTHER ASSETS ..............................................................              1,552              1,596            3,231
                                                                                       -------            -------          -------
         Total assets .....................................................            $32,348            $33,582          $77,286
                                                                                       =======            =======          =======
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit ..........................................................            $ 3,650            $   865          $ 2,380
  Current maturities of long-term debt ....................................              2,286              1,330              965
  Notes payable to related parties ........................................              3,131              2,689            3,395
  Accounts payable ........................................................              2,013              2,188            4,854
  Accrued expenses ........................................................              1,969              3,272            3,989
  Unearned revenue ........................................................                139                 85            1,081
  Dividends payable .......................................................               --                  187             --
                                                                                       -------            -------          -------
         Total current liabilities ........................................             13,188             10,616           16,664

LONG-TERM DEBT, net of current maturities .................................              5,702              4,716            5,614
DEFERRED INCOME ...........................................................                360                336              391
DEFERRED INCOME TAXES .....................................................                763                958            2,357
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; authorized
   30,000,000 shares; 5,349,104, 5,349,104 and
   13,029,289 shares outstanding ..........................................                 53                 53              130
  Capital in excess of par value ..........................................              3,517              4,372           46,658
  Retained earnings .......................................................              8,765             12,531            5,472
                                                                                       -------            -------          -------
                                                                                        12,335             16,956           52,260
                                                                                       -------            -------          -------
       Total liabilities and stockholders' equity .........................            $32,348            $33,582          $77,286
                                                                                       =======            =======          =======

              The accompanying notes are an integral part of these
                 supplemental consolidated financial statements.

                        PALEX, INC., AND SUBSIDIARIES
                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except share and per share data)

                                                                      SIX MONTHS ENDED
                                                                    --------------------
                                      YEAR ENDED NOVEMBER 30,        MAY 31,     JUNE 1,
                                  -------------------------------   --------    --------
                                    1994        1995       1996       1996        1997
                                  --------    --------   --------   --------    --------
                                                                       (unaudited)
REVENUES .......................   $61,927     $69,855    $87,158    $39,046     $61,269
COST OF GOODS SOLD..............    53,467      60,034     73,411     30,725      50,527
                                  --------    --------   --------   --------    --------
    Gross profit................     8,460       9,821     13,747      8,321      10,742
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES.           5,359       5,035      6,731      4,300       5,379
GOODWILL AMORTIZATION......         -           -          -          -               93
                                  --------    --------   --------   --------    --------
    Income from operations......     3,101       4,786      7,016      4,021       5,270
INTEREST EXPENSE................    (1,015)     (1,374)    (1,101)      (629)       (480)
OTHER INCOME (EXPENSE), net.....       192         201         84         (4)        (30)
                                  --------    --------   --------   --------    --------
INCOME BEFORE INCOME TAXES......     2,278       3,613      5,999      3,388       4,760
PROVISION FOR INCOME TAXES......       819         741      1,015        268       1,868
                                  --------    --------   --------   --------    --------

NET INCOME......................   $ 1,459     $ 2,872    $ 4,984    $ 3,120     $ 2,892
                                   =======     =======    =======    =======     =======
Earnings per share..............   $   .27     $   .54    $   .93    $   .58     $   .36
                                   =======     =======    =======    =======     =======
Weighted average shares
outstanding..................... 5,349,104   5,349,104  5,349,104  5,349,104   8,095,724
                                 =========   =========  =========  =========   =========

              The accompanying notes are an integral part of these
                 supplemental consolidated financial statements.

                          PALEX, INC., AND SUBSIDIARIES
     SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (In thousands)

                                                                                      CAPITAL
                                                                                         IN
                                                              COMMON STOCK            EXCESS OF                            TOTAL
                                                          --------------------           PAR             RETAINED      STOCKHOLDERS'
                                                          SHARES        AMOUNT          VALUE            EARNINGS         EQUITY
                                                          ------        ------          -----            --------         ------
BALANCE, November 30, 1993 ....................           5,349          $ 53          $ 2,223          $  6,137       $  8,413
  Dividends paid by Pooled Companies ..........            --             --              --                (846)          (846)
  Capital contributions equal to
   the current income taxes of S
   Corporations ...............................            --             --               781              --              781
  Other equity transactions
   of Pooled Companies ........................            --             --               153              --              153
  Net income ..................................            --             --              --               1,459          1,459
                                                         ------          ----          -------          --------       --------
BALANCE, November 30, 1994 ....................           5,349            53            3,157             6,750          9,960
  Dividends paid by Pooled Companies ..........            --             --              --                (857)          (857)
  Capital contributions equal to
   the current income taxes of S
   Corporations ...............................            --             --               360              --              360
  Net income ..................................            --             --              --               2,872          2,872
                                                         ------          ----          -------          --------       --------
BALANCE, November 30, 1995 ....................           5,349            53            3,517             8,765         12,335
  Dividends paid by Pooled Companies ..........            --             --              --                (798)          (798)
  Capital contributions equal to
   the current income taxes of S
   Corporations ...............................            --             --               855              --              855
  Distributions ...............................            --             --              --                (420)          (420)
  Net income ..................................            --             --              --               4,984          4,984
                                                         ------          ----          -------          --------       --------
BALANCE, November 30, 1996 ....................           5,349            53            4,372            12,531         16,956
  Dividends paid by Pooled
   Companies (unaudited) ......................            --             --              --                (635)          (635)
  Capital contributions equal to
   the current income taxes of S
   Corporations (unaudited) ...................            --             --               729              --              729
  Distributions (unaudited) ...................            --             --              --              (9,200)        (9,200)
  Public offering, net of
   Offering costs
   (unaudited) ................................           3,450            35           23,529              --           23,564
  Acquisition of Founding
   Companies (unaudited) ......................           4,087            41           17,228              --           17,269
  Shares issued to profit-sharing
   plans (unaudited) ..........................             143             1              800              --              801
  Net income (unaudited) ......................            --             --              --               2,892          2,892
  Adjustment to conform fiscal
   year-ends of Pooled Companies
   (unaudited) ................................            --             --              --                (116)          (116)
                                                         ------          ----          -------          --------       --------
BALANCE, June 1, 1997 (unaudited) .............          13,029          $130          $46,658          $  5,472       $ 52,260
                                                         ======          ====          =======          ========       ========

              The accompanying notes are an integral part of these
                 supplemental consolidated financial statements.

                          PALEX, INC., AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                    SIX MONTHS ENDED
                                                                                    ----------------
                                          YEAR ENDED NOVEMBER 30,                  MAY 31,      JUNE 1,
                                          -----------------------                  -------      -------
                                             1994         1995         1996         1996         1997
                                            -------      -------      -------      -------      --------
                                                                    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .........................     $ 1,459      $ 2,872      $ 4,984      $ 3,120      $  2,892
 Adjustment to conform fiscal
   year-ends of Pooled Companies .....        --           --           --           --            (116)
  Adjustments to reconcile net income
   to net cash provided by operating
   activities--
     Depreciation and amortization ...       1,544        2,332        1,905        1,337         1,577
      Changes in operating assets and
        liabilities--
         Accounts receivable .........      (1,815)        (486)         769         (932)       (3,220)
         Inventories .................         (29)         423          128       (1,343)       (1,503)
         Deferred income taxes and
           other current assets ......       1,038          646         (131)         249           (33)
         Other assets ................        (133)        (122)         162          174          (133)
         Accounts payable and
           accrued expenses ..........       1,929         (541)       1,782          797         1,697
                                           -------      -------      -------      -------      --------
    Net cash provided by
      operating activities ...........       3,993        5,124        9,599        3,402         1,161
                                           -------      -------      -------      -------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net decrease in cash surrender value
   of insurance policies .............        (116)         (84)        (206)         (57)         --
  Purchase of fixed assets ...........      (8,310)      (2,816)      (3,986)      (2,400)       (2,258)
  Cash paid for business acquisitions,
   net of cash acquired ..............        --           --           --           --          (1,098)
                                           -------      -------      -------      -------      --------
    Net cash used in  investing
      activities .....................      (8,426)      (2,900)      (4,192)      (2,457)       (3,356)
                                           -------      -------      -------      -------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) on
   lines of credit ...................      (1,250)        (750)      (1,942)          42         1,515
  Net borrowings (payments) on notes
   payable to related party ..........         591         (321)        (442)         450           706
  Proceeds from debt .................       5,755          740        2,180         --           6,464
  Payments on debt ...................        --           (565)      (4,965)      (1,351)      (19,822)
  Net proceeds from issuance of common
   stock .............................        --           --           --           --          23,241
  Distributions to stockholders, net .        (586)      (1,155)        (363)        (620)       (9,106)
                                           -------      -------      -------      -------      --------
    Net cash provided by (used in)
      financing activities ...........       4,510       (2,051)      (5,532)      (1,479)        2,998
                                           -------      -------      -------      -------      --------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS ...................          77          173         (125)        (534)          803

CASH AND CASH EQUIVALENTS,
  beginning of year ..................         405          482          655          655           530
                                           -------      -------      -------      -------      --------
CASH AND CASH EQUIVALENTS, end of year     $   482      $   655      $   530      $   121      $  1,333
                                           =======      =======      =======      =======      ========
Supplemental Disclosure of Cash Flow
  Information:
    Cash paid for--
         Interest ....................     $ 1,278      $ 1,126      $ 1,274      $   637      $    479
         Income taxes ................           6            3           34         --            --

              The accompanying notes are an integral part of these
                 supplemental consolidated financial statements.

                          PALEX, INC., AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

      PalEx, Inc. ("PalEx" or the "Company"), was founded in January 1996 to create a nationwide provider of pallet products and related services. On March 25, 1997, concurrently with the closing of PalEx's initial public offering (the "Offering") of its common stock, par value $.01 per share (the "Common Stock"), PalEx and separate wholly owned subsidiaries of PalEx acquired, in separate transactions (the "Acquisitions"), the following three businesses: Fraser Industries, Inc. ("Fraser"), Ridge Pallets, Inc. ("Ridge"), and Interstate Pallet Co., Inc. ("Interstate"), collectively referred to as the "Founding Companies." The consideration for the acquisitions of the Founding Companies consisted of a combination of cash and Common Stock.

      Subsequent to the acquisition of the Founding Companies and the Offering, PalEx acquired the following two wooden pallet manufacturing businesses on August 1, 1997: Sonoma Pacific Company and Sheffield Lumber and Pallet Co., Inc. For accounting purposes, these businesses (the "Pooled Companies") were acquired under the pooling-of-interests method of accounting. The historical financial statements have been retroactively restated for the acquisitions acquired under the pooling-of-interests method.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      A summary of the significant accounting policies consistently applied in the preparation of the accompanying supplemental consolidated financial statements follows.

BASIS OF PRESENTATION

      These consolidated financial statements are labeled as "supplemental" as they have been restated to include the results of the Pooled Companies acquired subsequent to November 30, 1996, which were accounted for as poolings-of-interests for which postacquisition operating results have not yet been published. These supplemental consolidated financial statements will represent the restated historical consolidated financial statements of the Company once postacquisition operating results of the Company have been published. All significant intercompany transactions and balances have been eliminated in consolidation.

      Fraser has been identified as the accounting acquiror for financial statement presentation purposes. The acquisitions of Ridge and Interstate were accounted for using the purchase method of accounting. March 31, 1997, has been established as the effective date of the Acquisitions for accounting purposes because management has determined that effective control of the operations of the Founding Companies transferred to PalEx on that date. The allocations of the purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. The accompanying supplemental consolidated financial statements present Fraser combined with the Pooled Companies for all periods presented and include Ridge and Interstate from March 31, 1997. Unless the context otherwise requires, all references herein to the Company include PalEx and the Founding and Pooled Companies.

      The Pooled Companies have previously reported on a December calendar year-end. As such, the accounts of these companies for their 1994, 1995 and 1996 calendar years and the six months ended June 30, 1996, have been consolidated with the accounts of PalEx as of and for the years ended November 30, 1994, 1995 and 1996, and the six months ended May 31, 1996, respectively. Unaudited revenues and net income for these two companies for the one-month period ended December 31, 1996, were approximately $3,294,000 and $116,000, respectively. Effective December 1, 1996, the results of the Pooled Companies were conformed to the fiscal year-end of PalEx. Accordingly, an adjustment is included in the unaudited consolidated statements of stockholders' equity and cash flows for the net income attributed to this one-month period.

FISCAL YEAR

      Historically, PalEx has reported on a fiscal year ended November 30 basis. Effective with the three-month period ending March 2, 1997, the Company maintains its accounting records using a 52/53-week year ending on the last Sunday in November. Each quarter contains 13 weeks, unless otherwise noted, and ends on a Sunday.

INTERIM SUPPLEMENTAL FINANCIAL INFORMATION

      The interim supplemental consolidated financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim supplemental consolidated financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

      Inventories are valued at the lower of cost or market, with cost determined on a first-in, first-out basis or by specific identification. The cost of finished goods inventory includes direct materials, direct labor and overhead.

PROPERTY, PLANT AND EQUIPMENT

      Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the lives of the respective leases or over the service lives of the assets for those leases which substantially transfer ownership. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

      Expenditures for maintenance and repairs are charged to expense as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in other income (expense), net.

INCOME TAXES

      The stockholders of Fraser elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, Fraser did not pay federal and certain state income taxes. Instead, Fraser's stockholders paid income taxes on their proportionate shares of the Company's net earnings. Effective with the Offering, Fraser's S Corporation status was terminated, and the Company is now subject to federal income taxes.

      The Pooled Companies were S Corporations for income tax purposes and, accordingly, any income tax liabilities for the periods prior to the acquisition date are the responsibility of the respective stockholders. For purposes of these supplemental consolidated financial statements, federal and state income taxes have been provided as if these companies had filed C Corporation tax returns for the preacquisition periods. The current income tax expense of these S Corporations is reflected in the supplemental consolidated financial statements in the provision for income taxes and as an increase to capital in excess of par.

REVENUE RECOGNITION

      The Company recognizes revenue upon delivery of the product to the customer.

USE OF ESTIMATES

      The preparation of supplemental consolidated financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the supplemental consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARD

      In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement establishes the recognition and measurement standards related to the impairment of long-lived assets. The Company adopted this standard December 1, 1996. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

EARNINGS PER SHARE

      The historical periods ended November 30, 1994, 1995 and 1996, and the six months ended May 31, 1996, represent the results of operations of PalEx, with Fraser as accounting acquiror, restated to include the Pooled Companies. Accordingly, the computation of earnings per share includes 5,349,104 shares of Common Stock outstanding attributable to Fraser and the Pooled Companies.

      The computation of earnings per share for the six-month period ended June 1, 1997, is based upon 8,095,724 weighted average shares, which include the 5,349,104 attributable to Fraser and the Pooled Companies, and the weighted average effect of the shares discussed below (unaudited).

                                                                    WEIGHTED
                                                                    AVERAGE
                                                                    SHARES
                                                                  SIX MONTHS
                                                                     ENDED
                                                                 JUNE 1, 1997,
                                                         TOTAL    SUPPLEMENTAL
                                                        ---------   ---------
Shares of PalEx attributed to Fraser .................  2,893,704   2,893,704
Issued in Acquisitions accounted for under the
  pooling-of-interests method ........................  2,455,400   2,455,400
Issued in consideration for acquisition of Ridge and
Interstate ...........................................  3,016,296   1,038,397
Sold pursuant to the Offering ........................  3,000,000   1,032,787
Issued to Main Street Capital Partners, L.P. .........  1,021,389     351,626
Sold pursuant to the overallotment option ............    450,000     100,820
Issued to profit-sharing plans of Founding Companies .    142,500      49,040
Issued to PalEx management ...........................     50,000      17,213
Effect of options using the treasury stock method ....    999,000     156,737
                                                                    ---------
                                                                    8,095,724
                                                                    =========

      In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," revising the methodology to be used in computing earnings per share ("EPS") requiring that the computations required for primary and fully diluted EPS be replaced with "basic" and "diluted" EPS. The Company will adopt SFAS No. 128 effective December 15, 1997, and will restate EPS for all periods presented. The Company anticipates that the amount reported for basic and diluted EPS will be comparable to the primary EPS presented herein.

CONCENTRATIONS OF RISK

      MATERIALS--Pallet prices are closely related to the changing costs and availability of lumber, the principal raw material used in the manufacture and repair of wooden pallets. Lumber supplies and costs are affected by many factors including weather, governmental regulation of logging on public lands, lumber agreements between Canada and the United States and competition from other industries that use similar grades and types of lumber.

      MARKETS--Markets for pallet manufacturing and repair services are highly fragmented and competitive. Pallet manufacturing and recycling operations are not capital-intensive; therefore, barriers to entry in such businesses are minimal.

      CUSTOMERS--The Company sells to customers with local, regional and national operations in many different industries and geographical locations. Of such customers, one customer accounted for approximately 22 percent, 18 percent and 32 percent of the Company's revenues in 1994, 1995 and 1996, respectively. As of November 30, 1996, this customer had an outstanding accounts receivable balance which represented approximately 11 percent of the Company's total accounts receivable.

3. BUSINESS COMBINATIONS:

POOLINGS

      In the third quarter of 1997, the Company acquired all of the outstanding stock of the Pooled Companies in exchange for 2,455,400 shares of Common Stock. These companies produce and repair wooden pallets. These acquisitions have been accounted for under the pooling-of-interests method of accounting.

      The following table summarizes the restated consolidated revenues, net income and per share data of the Company after giving effect to these transactions (in thousands, except per share data):

                                                                          FOR THE YEAR ENDED NOVEMBER 30,
                                              -------------------------------------------------------------------------------------
                                                       1994                          1995                            1996
                                              ------------------------       -----------------------       ------------------------
                                                               NET                           NET                             NET
                                              REVENUES        INCOME         REVENUES       INCOME         REVENUES        INCOME
                                               -------       ---------       -------       ---------        -------       ---------
Revenues and net income --
  As presently reported ................       $23,114       $     248       $30,135       $   1,923        $49,282       $   3,846
  Subsequent acquisitions ..............        38,813           1,211        39,720             949         37,876           1,138
                                               -------       ---------       -------       ---------        -------       ---------
  As restated ..........................       $61,927       $   1,459       $69,855       $   2,872        $87,158       $   4,984
                                               =======       =========       =======       =========        =======       =========
Net income per share--
  As presently reported ................          --         $     .09          --         $     .66           --         $    1.33
  Subsequent acquisitions ..............          --               .18          --              (.12)          --              (.40)
                                               -------       ---------       -------       ---------        -------       ---------
  As restated ..........................          --         $     .27          --         $     .54           --         $     .93
                                               =======       =========       =======       =========        =======       =========

PURCHASES

      The acquisitions of Ridge and Interstate were accounted for as purchases and have been reflected in the Company's financial statements from March 31, 1997. The aggregate consideration paid in these transactions was $1.2 million in cash and $17.0 million of Common Stock. The accompanying supplemental consolidated balance sheet includes allocations of the respective purchase prices and is subject to final adjustment. The allocations resulted in goodwill recognized of $17.9 million representing the excess of purchase price over fair value of the net assets acquired, as follows (in thousands) (unaudited):

Fair value of assets acquired .............................            $ 18,942
Cash paid, net of cash acquired ...........................              (1,098)
Liabilities assumed .......................................             (18,744)
Fair value of Common Stock ................................             (16,967)
                                                                       --------
Goodwill ..................................................            $(17,867)
                                                                       ========

      The following table sets forth pro forma results of operations of the Company to reflect adjustments to the supplemental consolidated financial statements to present the effect of the acquisitions of Ridge and Interstate as if the acquisitions were effective as of December 1, 1995 (in thousands):

                                 YEAR ENDED           SIX MONTHS ENDED
                                 NOVEMBER 30,   -----------------------------
                                    1996         MAY 31, 1996    JUNE 1, 1997
                                  ---------        --------        -------
                                 (unaudited)      (unaudited)    (unaudited)
Revenues ...................      $ 139,906        $ 67,747        $82,234
                                  =========        ========        =======
Net income .................      $   7,176        $  4,204        $ 3,682
                                  =========        ========        =======
Earnings per share .........      $     .57        $    .33        $   .29
                                  =========        ========        =======

      Pro forma adjustments included in the amounts above primarily relate to adjustments to selling, general and administrative expenses for changes in the compensation level of the owners of the acquired businesses, adjustments to interest expense attributed to incremental borrowings, retirement of debt obligations and adjustment to the federal and state income tax provisions based on pro forma operating results. Net income per share assumes all shares issued for the acquisitions of Ridge and Interstate and the Offering had been outstanding for the periods presented.

      The pro forma results presented are not necessarily indicative of actual results that might have occurred had the operations and management teams of the Company, the Founding Companies and the Pooled Companies been combined at the beginning of the periods presented.

4. PROPERTY, PLANT AND EQUIPMENT:

      Property, plant and equipment consist of the following (in thousands):

                                    ESTIMATED
                                     USEFUL         NOVEMBER 30,
                                     LIVES   ----------------------------
                                    IN YEARS    1995               1996
                                     -----   --------            --------
Land .............................    --     $    667            $    773
Machinery and equipment ..........   5-10      19,144              22,565
Buildings ........................   15-40      5,311               5,514
Furniture and fixtures ...........    5-8         757                 763
Tractors and trailers ............    5-6       1,433               1,683
                                     -----   --------            --------
                                      --       27,312              31,298
Less-- Accumulated depreciation of
  property, plant and equipment ..            (11,410)            (13,315)
                                             --------            --------
                                             $ 15,902            $ 17,983
                                             ========            ========

5. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

      Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                                  NOVEMBER 30,
                                                                 ---------------
                                                                 1995       1996
                                                                 -----      ----
Balance at beginning of year ...............................     $  69      $113
Additions charged to costs and expenses ....................        71        27
Deductions for uncollectible receivables written off .......       (27)      --
                                                                 -----      ----
                                                                 $ 113      $140
                                                                 =====      ====
      The major components of inventories are as follows (in thousands):

                                                                NOVEMBER 30,
                                                           ---------------------
                                                            1995           1996
                                                           ------         ------
Lumber, hardware and fasteners ...................         $6,417         $5,551
Finished goods ...................................            725          1,463
                                                           ------         ------
                                                           $7,142         $7,014
                                                           ======         ======

      Other assets consist of the following (in thousands):

                                                                 NOVEMBER 30,
                                                              ------------------
                                                               1995        1996
                                                              ------      ------
Cash surrender value of life insurance policies ........      $1,116      $1,322
Other assets ...........................................         436         274
                                                              ------      ------
                                                              $1,552      $1,596
                                                              ======      ======

      Accrued expenses consist of the following (in thousands):

                                                                NOVEMBER 30,
                                                           ---------------------
                                                            1995           1996
                                                           ------         ------
Accrued compensation and benefits ................         $1,234         $2,486
Accrued taxes ....................................            127            203
Other accrued expenses ...........................            608            583
                                                           ------         ------
                                                           $1,969         $3,272
                                                           ======         ======

6. DEBT:

      The Company maintains revolving lines of credit with banks totaling $7,250,000 which bear interest, payable monthly, ranging from prime (8.25 percent at November 30, 1996) to LIBOR plus 1.75 percent which mature at various dates during 1998. Certain lines of credit are secured by inventory, machinery and equipment and personal guarantees of shareholders. At November 30, 1996, borrowings outstanding under the lines of credit were approximately $865,000. The personal guarantees referred to below were during periods when Fraser and the Pooled Companies were not owned by PalEx. In connection with the acquisition of these companies by PalEx, the personal guarantees are being replaced with a guarantee by PalEx as soon as practical.

      Long-term debt consists of the following (in thousands):

                                                                NOVEMBER 30,
                                                             ------------------
                                                               1995      1996
                                                             -------    -------
Notes payable to a bank, bearing interest at prime
  (8.25% at November 30, 1996) plus .5%, payments of
  $36,000 per month through maturity in June 2002
  Secured by certain assets of the Company and personal
  guarantees by stockholders .............................   $ 3,926    $ 2,997

Note payable to a bank, bearing interest at prime
  (8.25% at November 30, 1996), payable monthly,
  principal payments of $50,000 per month through
  maturity in April 1998. Secured by certain assets of
  the Company ............................................     2,250      1,650

Note payable to a bank, bearing interest at prime
  (8.25% at November 30, 1996) plus .625%, payments of
  $57,000 per month through maturity in January 1998
  Secured by certain assets of the Company and personal
  guarantees by stockholders .............................     1,128        811

Note payable to a bank, bearing interest at 9.2%,
  payments of $1,771 per month through maturity in
  March 2004. Secured by certain assets of the Company
  and personal guarantees by stockholders ................       216        201

Note payable to Small Business Administration,
  bearing interest at 6.94% stepped rate, $921 per
  month through maturity in March 2014. Secured by
  certain assets of the Company and personal guarantees
  by stockholders ........................................       210        204

Note payable to a bank, bearing interest at LIBOR
  plus 2%, payments of $3,773 per month through
  maturity in January 1998. Secured by certain assets
  of the Company and personal guarantees by
  stockholders ...........................................       136         92

Notes payable to a bank, bearing interest at LIBOR
  plus 2%, payments of $2,250 per month through
  maturity in December 1999. Secured by certain assets
  of the Company and personal guarantees by
  stockholders ...........................................       108         81

Other ....................................................        14         10
                                                             -------    -------
                                                               7,988      6,046
Less--Current maturities .................................    (2,286)    (1,330)
                                                             -------    -------
                                                             $ 5,702    $ 4,716
                                                             =======    =======

      Future maturities of long-term debt at November 30, 1996, are as follows (in thousands):

Year ending November 30-
  1997.............................................  $1,330
  1998.............................................   2,173
  1999.............................................     620
  2000.............................................     617
  2001.............................................     666
  Thereafter.......................................     640
                                                     ------
                                                     $6,046
                                                     ======

      Related-party notes consist of the following (in thousands):

                                                                  NOVEMBER 30,
                                                                ----------------
                                                                 1995      1996
                                                                ------    ------
Notes payable to stockholders, bearing interest at
  7%, payable on demand ....................................    $  511    $  211

Notes payable to stockholders, bearing interest from
  7% to prime plus 3% (prime was 8.25% at November
  1996), payable on demand .................................       349       734

Notes payable to stockholders and officers, bearing
  interest at LIBOR plus 1.75%, payable on demand ..........     1,565     1,405

Notes payable to related parties, bearing interest at
  14% per annum, payable monthly, through maturity in
  January 2005 .............................................        65        60

Notes payable to stockholders, bearing interest at 8%
  to 10% per annum, payable annually, through
  maturities ranging from December 1996 to December 1997 ...       641       279
                                                                ------    ------
                                                                $3,131    $2,689
                                                                ======    ======

CREDIT FACILITY

      On March 25, 1997, the Company entered into a credit agreement with Bank One, Texas, N.A. (the "Credit Facility"). The Credit Facility provides the Company with an unsecured revolving line of credit of up to $35 million, which may be used for general corporate purposes, including the repayment or refinancing of indebtedness of the Founding Companies, future acquisitions, capital expenditures, letters of credit and working capital. Advances under the Credit Facility bear interest at such bank's designated variable rate plus margins ranging from zero to 25 basis points, depending on the ratio of the Company's interest-bearing debt to its pro forma trailing earnings before interest, taxes, depreciation and amortization for the previous four quarters. At the Company's option, the loans may bear interest based on a designated London Interbank Offering Rate plus a margin ranging from 75 to 175 basis points, depending on the same ratio. Commitment fees of 25 basis points per annum are payable on the unused portion of the line of credit. The Credit Facility contains a limit for standby letters of credit up to $10.0 million. The Credit Facility prohibits the payment of dividends by the Company, restricts the Company's incurring or assuming other indebtedness and requires the Company to comply with certain financial covenants. The Credit Facility will terminate and all amounts outstanding thereunder, if any, will be due and payable March 25, 2004. The Company's subsidiaries have guaranteed the repayment of all amounts due under the Credit Facility. The approximate level of available borrowings under the Credit Facility at August 1, 1997, was $24.0 million.

7. INCOME TAXES:

      The provision for income taxes consists of the following (in thousands):


                                                 YEAR ENDED NOVEMBER 30,
                                          -------------------------------------
                                          1994           1995            1996
                                          ----           ----           -------
Federal-
  Current .....................           $615           $338           $   666
  Deferred ....................             30            223               (36)
                                          ----           ----           -------
                                           645            561               630
                                          ----           ----           -------
State-
  Current .....................            167            137               392
  Deferred ....................              7             43                (7)
                                          ----           ----           -------
                                           174            180               385
                                          ----           ----           -------
     Total ....................           $819           $741           $ 1,015
                                          ====           ====           =======

      The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (in thousands):


                                                      YEAR ENDED NOVEMBER 30,
                                                    ---------------------------
                                                    1994       1995       1996
                                                    -----    -------    -------
Tax at federal statutory rate at 34% ............   $ 775    $ 1,228    $ 2,040
  Add (deduct)-
   State income taxes, net of federal benefit ...     115        119        254
   Income taxable to stockholders ...............     (86)      (685)    (1,381)
   Nondeductible expenses and other .............      15         79        102
                                                    -----    -------    -------
                                                    $ 819    $   741    $ 1,015
                                                    =====    =======    =======

      Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences for the periods ended November 30, 1995 and 1996, result principally from the following (in thousands):

                                                               NOVEMBER 30,
                                                             ------------------
                                                             1995         1996
                                                             -----      -------
Deferred income tax liabilities-
  Property and equipment ...............................     $(806)     $(1,023)
  Depreciation and amortization ........................       (35)         (67)
  Accruals and reserves not deductible until paid ......       (14)         (47)
  Sales ................................................       (74)        --
Deferred income tax assets-
  Accruals and reserves ................................       185          429
  Allowance for doubtful accounts ......................        19           25
  State taxes ..........................................        48           62
  Other assets .........................................        70           58
                                                             -----      -------
Total deferred income tax liabilities ..................     $(607)     $  (563)
                                                             =====      =======

      The Company recorded a charge to income tax expense of approximately $488,000 on March 25, 1997, representing deferred income taxes at that date which were not previously recorded because of Fraser's status under Subchapter S.

8. COMMITMENTS AND CONTINGENCIES:

LITIGATION

      The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings are either adequately covered by insurance or, if not so covered, should not ultimately result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

INSURANCE

      The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during the periods.

OPERATING LEASE AGREEMENTS

      The Company conducts a portion of its operations and warehouses certain of its products in leased facilities classified as operating leases.

      Minimum future rental payments under the noncancelable operating leases as of November 30, 1996, are as follows:

Year ending November 30-
  1997.............................................  $1,012
  1998.............................................     705
  1999.............................................     396
  2000.............................................      56
  2001.............................................      50
  Thereafter.......................................     101
                                                     ------
                                                     $2,320
                                                     ======

      The leases provide for payment of taxes and other expenses by the Company. Rent expense for operating leases was approximately $382,000, $547,000 and $815,000 in 1994, 1995 and 1996, respectively.

9. DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS:

      SFAS No. 107, "Disclosures About Fair Values of Financial Instruments," and SFAS No. 119, "Disclosures About Derivative Financial Instruments and Fair Value of Financial Instruments," require the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying value of the Company's financial instruments approximates fair value.

10. EVENTS SUBSEQUENT TO NOVEMBER 30, 1996:

THE OFFERING

      On March 25, 1997, PalEx completed the Offering, which involved the sale by PalEx of 3,000,000 shares of Common Stock at a price to the public of $7.50 per share. The net proceeds to PalEx from the Offering (after deducting underwriting discounts, commissions and offering expenses) were approximately $20.1 million. Of this amount, $3.4 million was used to pay the cash portion of the purchase prices relating to the acquisitions of the Founding Companies with the remainder being used to pay certain indebtedness of the Founding Companies.

      On April 22, 1997, the Company sold an additional 450,000 shares of Common Stock at a price to the public of $7.50 per share (generating net proceeds to the Company of $3,138,750 after underwriting discounts and commissions) pursuant to an overallotment option granted by the Company to the underwriters in connection with the Offering. Substantially all of the net proceeds were used to repay indebtedness under the Credit Facility discussed above in the amount of $2.0 million and $1.0 million on April 22, 1997, and May 2, 1997, respectively.

      In addition, prior to the closing of the Acquisition, Fraser made distributions in respect of Fraser's estimated S Corporation Accumulated Adjustment Account at the time of closing in the amount of approximately $6.7 million. The Company also sold a nonoperating asset at its net book value of approximately $203,000 to a stockholder prior to the merger.

      Fraser agreed to pay a director an amount up to $50,000 for advisory services contingent upon the successful completion of the acquisition. In connection with the Acquisition, PalEx paid this amount upon the Acquisition's completion.

SUPPLEMENTAL PROFIT-SHARING CONTRIBUTION

      During the six-month period ended June 1, 1997, the Founding Companies made supplemental contributions totaling $1.1 million to their respective profit-sharing plans. In connection with the Acquisitions, PalEx agreed to satisfy the supplemental profit-sharing obligations through the issuance of shares of Common Stock.

STOCK OPTIONS

      Under the terms of the Company's 1996 Profit-Sharing Plan (the Plan), directors, officers, key employees and certain other persons may be awarded stock options. The aggregate amount of Common Stock with respect to which options are granted may not exceed the greater of 1,800,000 shares or 15 percent of the Company's outstanding Common Stock, as determined on each option grant date. Options granted under the Plan may be either nonqualified stock options or may qualify as incentive stock options. In general, the compensation committee composed of nonemployee directors establishes the terms of the option awards.

      The Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a nonemployee director will receive a nonqualified option to purchase 20,000 shares of Common Stock, and continuing nonemployee directors annually will receive options to purchase 5,000 shares of Common Stock. Options granted to nonemployee directors are fully exercisable following the expiration of six months from the date of grant.

      During fiscal 1997, effective with the Offering, options to purchase 928,000 shares of Common Stock were granted with an exercise price equal to the Offering price of $7.50 per share and, as of August 1, 1997, options to purchase 999,000 shares of Common Stock were outstanding with exercise prices ranging from $7.50 per share to $14.13 per share.

      The Company accounts for its option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." As no stock options were outstanding through November 30, 1996, the disclosures will be included beginning with the Company's financial statements for the year ended November 30, 1997.

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sheffield Lumber and Pallet Co., Inc.:

   We have audited the accompanying combined balance sheet of Sheffield Lumber and Pallet Co., Inc. (a North Carolina corporation), and affiliate as of December 31, 1996, and the related combined statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Sheffield Lumber and Pallet Co., Inc., and affiliate as of December 31, 1996, and the results of their operations and their cash flows for the year December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
July 11, 1997

             SHEFFIELD LUMBER AND PALLET CO., INC., AND AFFILIATE
                           COMBINED BALANCE SHEETS
                      (In thousands, except share data)




                                                         December 31,   May 31,
                                                            1996        1997
                                                          -------      -------
                          ASSETS                                     (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents ............................. $   121      $    98
  Accounts receivable, net of allowance of $25 and $25 ..   1,360        1,947
  Inventories ...........................................   1,330        1,677
  Other current assets ..................................      76           15
                                                          -------      -------
           Total current assets .........................   2,887        3,737
PROPERTY, PLANT AND EQUIPMENT, net ......................   8,038        8,031
OTHER ASSETS ............................................   1,329        1,327
                                                          -------      -------
          Total assets .................................. $12,254      $13,095
                                                          =======      =======
           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Lines of credit ....................................... $   360      $   930
  Current maturities of long-term debt ..................     828          828
  Accounts payable ......................................     212          410
  Accrued expenses ......................................     403          560
  Notes payable to stockholders .........................     945        1,270
                                                          -------      -------
           Total current liabilities ....................   2,748        3,998
LONG-TERM DEBT, net of current maturities ...............   2,980        2,609
                                                          -------      -------
           Total liabilities ............................   5,728        6,607
                                                          -------      -------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
  Common stock, $100 par, 100,000 shares
   authorized; 10,000 shares outstanding ................   1,000        1,000
  Additional paid-in capital ............................     192          192
  Retained earnings .....................................   5,334        5,296
                                                          -------      -------
           Total stockholders' equity ...................   6,526        6,488
                                                          -------      -------
           Total liabilities and stockholders' equity ... $12,254      $13,095
                                                          =======      =======

                 The accompanying notes are an integral part of
                      these combined financial statements.

             SHEFFIELD LUMBER AND PALLET CO., INC., AND AFFILIATE
                        COMBINED STATEMENTS OF INCOME
                                (In thousands)



                                                             SIX MONTHS ENDED
                                              YEAR ENDED    -------------------
                                              DECEMBER 31,  JUNE 30,    MAY 31,
                                                 1996         1996       1997
                                               --------     -------     -------
                                                          (unaudited)(unaudited)
REVENUES ..................................    $ 19,057     $ 9,584     $ 9,941
COST OF GOODS SOLD ........................      16,448       8,166       8,427
                                               --------     -------     -------
             Gross profit .................       2,609       1,418       1,514

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES ................................       1,104         767         784
                                               --------     -------     -------
             Income from operations .......       1,505         651         730
INTEREST EXPENSE ..........................        (526)       (310)       (223)
OTHER INCOME (EXPENSE), net ...............         136           6        --
                                               --------     -------     -------
NET INCOME ................................    $  1,115     $   347     $   507
                                               ========     =======     =======

                 The accompanying notes are an integral part of
                      these combined financial statements.

             SHEFFIELD LUMBER AND PALLET CO., INC., AND AFFILIATE
            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                (In thousands)

                                                   ADDITIONAL
                                            COMMON  PAID-IN   RETAINED
                                    SHARES   STOCK  CAPITAL  EARNINGS    TOTAL
                                     -----   ------   ----   -------    -------
BALANCE, December 31, 1995 .......      10   $1,000   $192   $ 4,539    $ 5,731
  Net income .....................    --       --      --      1,115      1,115
  Dividends ......................    --       --      --       (320)      (320)
                                     -----   ------   ----   -------    -------
BALANCE, December 31, 1996 .......      10    1,000    192     5,334      6,526
  Adjustment to conform fiscal
   year-end to acquiror
   (unaudited) ...................    --       --      --         55         55
  Net income (unaudited) .........    --       --      --        507        507
  Dividends (unaudited) ..........    --       --      --       (600)      (600)
                                     -----   ------   ----   -------    -------
BALANCE, May 31, 1997
  (unaudited) ....................      10   $1,000   $192   $ 5,296    $ 6,488
                                     =====   ======   ====   =======    =======

                 The accompanying notes are an integral part of
                      these combined financial statements.

             SHEFFIELD LUMBER AND PALLET CO., INC., AND AFFILIATE
                      COMBINED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                                    SIX MONTHS ENDED
                                                                         YEAR ENDED            ----------------------------
                                                                         DECEMBER 31,          JUNE 30,             MAY 31,
                                                                             1996                1996                1997
                                                                           -------              -------              -----
                                                                                              (unaudited)         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ......................................................        $ 1,115              $   347              $ 507
  Adjustment to conform fiscal year-end to
   acquiror .......................................................           --                   --                   55
  Adjustments to reconcile net income to net
   cash provided by operating activities-
     Depreciation .................................................            869                  428                369
     Changes in assets and liabilities-
      Accounts receivable .........................................            195                 (274)              (587)
      Inventories .................................................            168                  (15)              (347)
      Prepaid expenses ............................................            (72)                   6                 61
      Other noncurrent ............................................              7                    3                  2
      Accounts payable ............................................            (52)                 370                198
      Accrued expenses ............................................           (200)                 (71)               157
                                                                           -------              -------              -----
        Net cash provided by operating
          activities ..............................................          2,030                  794                415
                                                                           -------              -------              -----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net increase in cash surrender value of
insurance policies ................................................           (155)                 (57)              --
  Purchase of plant, property and equipment .......................           (896)                (534)              (362)
                                                                           -------              -------              -----
        Net cash used in investing activities .....................         (1,051)                (591)              (362)
                                                                           -------              -------              -----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to owners .........................................           (381)                (200)              (600)
  Payments on long-term debt ......................................         (1,556)              (1,041)              (371)
  Proceeds from long-term debt ....................................            300                  300               --
  Net (payments) borrowings on notes
   payable to stockholders ........................................             85                   85                325
  Net borrowings on line of credit ................................            360                  407                570
                                                                           -------              -------              -----
        Net cash used in financing activities .....................         (1,192)                (449)               (76)
                                                                           -------              -------              -----
DECREASE IN CASH AND CASH EQUIVALENTS .............................           (213)                (246)               (23)
CASH AND CASH EQUIVALENTS, beginning of year ......................            334                  334                121
                                                                           -------              -------              -----
CASH AND CASH EQUIVALENTS, end of year ............................        $   121              $    88              $  98
                                                                           =======              =======              =====
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
   Cash paid for-
     Interest .....................................................        $   556              $   280              $ 318

                 The accompanying notes are an integral part of
                      these combined financial statements.

             SHEFFIELD LUMBER AND PALLET CO., INC., AND AFFILIATE
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                (In thousands)

1. BUSINESS AND ORGANIZATION:

      Sheffield Lumber and Pallet Co., Inc., and its affiliate (collectively, the "Company") produce wood pallets and operate a sawmill. The Company consists of a sawmill in Siler City, North Carolina, and two pallet plants located in Mocksville, North Carolina, and Siler City, North Carolina. Sales of the Company's products are primarily in North Carolina.

      The Company and its stockholders intend to enter into a definitive agreement with PalEx, Inc. ("PalEx"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for shares of PalEx common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

BASIS OF PRESENTATION

      The combined financial statements include the accounts and results of operations of Sheffield Lumber and Pallet Co., Inc., and its affiliated company which are under the common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

      The interim financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

      The interim financial information for 1997 was conformed to the fiscal year-end of PalEx; therefore, the six-month period ended May 31, 1997, includes the one-month period ended December 31, 1996. Unaudited revenues and net loss for the one-month period ended December 31, 1996, were approximately $1,369,000 and $55,000, respectively. Accordingly, an adjustment is included in the consolidated statements of stockholders' equity and cash flows for the net income attributed to this one-month period.

CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

             SHEFFIELD LUMBER AND PALLET CO., INC., AND AFFILIATE
              NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                                (In thousands)

INVENTORIES

      Inventories are valued at the lower of cost or market, with cost determined on a first-in, first-out basis or by specific identification. The cost of finished goods inventory includes direct materials, direct labor and overhead.

PROPERTY, PLANT AND EQUIPMENT

      Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the lives of the respective leases or over the service lives of the assets for those leases which substantially transfer ownership. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for state tax purposes.

      Expenditures for maintenance and repairs are charged to operating expense as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in other income (expense), net.

NEW ACCOUNTING STANDARD

      Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is necessary. Adoption of this standard did not have a material effect on the financial position or consolidated results of operations of the Company.

INCOME TAXES

      The stockholders of the Company have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal and certain state income taxes. Instead, the Company's stockholders pay income taxes on their proportionate shares of the Company's net earnings.

REVENUE RECOGNITION

      The Company recognizes revenue upon delivery of the product to the customer.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF RISK

      MATERIALS--Pallet prices are closely related to the changing costs and availability of lumber, the principal raw material used in the manufacture of wooden pallets. Lumber supplies and costs are affected by many factors including weather, governmental regulation of logging on public lands, lumber agreements between Canada and the United States and competition from other industries that use similar grades and types of lumber. The Company received approximately 32 percent of its lumber purchases from one supplier in 1996.

      MARKETS--Markets for pallet manufacturing and repair services are highly fragmented and competitive. Pallet manufacturing and recycling operations are not capital-intensive; therefore, barriers to entry in such businesses are minimal.

      CUSTOMERS--The Company sells to customers with local, regional and national operations in many different industries and geographical locations. Of such customers, one customer accounted for approximately 12 percent of the Company's revenues in 1996.

3. PROPERTY, PLANT AND EQUIPMENT:

      Property, plant and equipment consist of the following (in thousands):

                                    ESTIMATED
                                     USEFUL
                                      LIVES  DECEMBER 31,
                                    IN YEARS    1996
                                    --------  --------
Land..............................            $    143
Machinery and equipment...........     10        8,178
Buildings.........................     40        3,470
Furniture and fixtures............      5          128
Tractors and trailers.............     5-6       1,012
                                              --------
                                              $ 12,931
Less- Accumulated depreciation....              (4,893)
                                              --------
Property, plant and equipment, net            $  8,038
                                              ========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

      The major components of inventories are as follows (in thousands):

                                         DECEMBER 31,
                                             1996
                                           --------
Lumber, hardware and fasteners..........   $  1,220
Finished goods..........................        110
                                           --------
                                           $  1,330
                                           ========

      Other assets consist of the following (in thousands):

                                          DECEMBER 31,
                                             1996
                                          ---------
Cash surrender value of key-man life
insurance...............................   $  1,322
Other assets............................          7
                                           --------
                                           $  1,329
                                           ========

      Accrued expenses consist of the following (in thousands):

                                          DECEMBER 31,
                                             1996
                                          ---------
Accrued compensation and benefits......   $    209
Accrued professional fees..............         90
Accrued interest payable...............         34
Other accrued expenses.................         70
                                          --------
                                          $    403
                                          ========

5. DEBT:

      The Company maintains, with a bank, $1,000,000 and $750,000 revolving lines of credit which bear interest, payable monthly, at prime (8.25 percent at December 31, 1996) and mature June 1, 1997. The lines of credit mature annually and the terms are revised. The lines of credit were renewed for a one-year term. The $1,000,000 line of credit is unsecured while the $750,000 line of credit is secured by all the equipment of the Company's sawmill. At December 31, 1996, borrowings outstanding under the $1,000,000 line of credit were approximately $360,000. There were no borrowings outstanding under the $750,000 line of credit at December 31, 1996.

      Long-term obligations consist of the following (in thousands):


                                                       DECEMBER 31,
                                                          1996
                                                        --------
Note payable to a bank, bearing interest at prime
  (8.25% at December 31, 1996) plus .625%, payments
  of $57,000 per month through maturity in
  January 1998.  Secured by certain assets of the
  Company and personal guarantees by stockholders....   $   811

Notes payable to a bank, bearing interest at prime
  (8.25% at December 31, 1996) plus .5%, payments of
  $36,000 per month through maturity in June 2002.
  Secured by certain assets of the Company and
  personal guarantees by stockholders................      2,997
                                                        --------
                                                           3,808
Less- Current maturities.............................       (828)
                                                        --------
                                                        $  2,980
                                                        ========

      Future maturities of long-term obligations at December 31, 1996, are as follows (in thousands):

Year ending December 31-
  1997........................  $  828
  1998........................     899
  1999........................     553
  2000........................     577
  2001........................     626
  Thereafter..................     325
                                ------
                                $3,808
                                ======

      Related-party notes consist of the following (in thousands):

                                                         DECEMBER 31,
                                                            1996
                                                           -------
Notes payable to stockholders, bearing interest at 7%,
  payable on demand......................................  $   211
Notes payable to stockholders, bearing interest from 7%
  to prime (8.25% at December 31, 1996) plus 3%, payable
  on demand..............................................      734
                                                           -------
                                                           $   945
                                                           =======

6. COMMITMENTS AND CONTINGENCIES:

LITIGATION

      The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

      The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation, key-man life and a general umbrella policy. The Company did not incur significant claims or losses on any of its insurance policies during 1996.

7. PROFIT-SHARING PLAN:

      The Company maintains a qualified profit-sharing plan. Company contributions are voluntary and are at the discretion of the board of directors. Total profit-sharing contribution expense was $155,000 for 1996.

8. DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS:

      SFAS No. 107, "Disclosures About Fair Values of Financial Instruments," and SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments," require the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying value of the Company's financial instruments approximates fair value.

9. EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

      On August 1, 1997, the Company merged with PalEx through the exchange of all of the outstanding common stock of the Company for shares of PalEx common stock.

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sonoma Pacific Company:

   We have audited the accompanying combined balance sheet of Sonoma Pacific Company (a California corporation) and affiliates as of December 31, 1996, and the related combined statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Sonoma Pacific Company and affiliates as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
July 11, 1997

                    SONOMA PACIFIC COMPANY AND AFFILIATES
                           COMBINED BALANCE SHEETS
                      (In thousands, except share data)



                                                          December 31,   May 31,
                                                              1996        1997
                                                            --------    --------
                          ASSETS                                     (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents..............................   $    405    $     63
  Accounts receivable, net of allowance for doubtful
   accounts of $58 and $58, respectively.............          1,731       3,454
  Inventories............................................      2,934       4,570
  Other current assets...................................         45          63
                                                            --------    --------

           Total current assets..........................      5,115       8,150

PROPERTY, PLANT AND EQUIPMENT, net.......................      2,666       2,900

OTHER ASSETS.............................................        112          97
                                                            --------    --------
           Total assets..................................   $  7,893    $ 11,147
                                                            ========    ========

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable to related parties.......................   $  1,405    $  2,125
  Line of credit.........................................         50       1,450
  Current maturities of long-term debt...................        104          87
  Accounts payable.......................................        489         626
  Accrued expenses.......................................      1,391         765
  Unearned revenue.......................................         85       1,081
  Dividends payable......................................        187        --
                                                            --------    --------
           Total current liabilities.....................      3,711       6,134

LONG-TERM DEBT, net of current maturities................        474         455
                                                            --------    --------
           Total liabilities.............................      4,185       6,589
                                                            --------    --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $1 par, 120,000 shares
   authorized; 120,000 shares outstanding                        120         120
  Retained earnings...................................         3,588       4,438
                                                            --------    --------
           Total stockholders' equity.................         3,708       4,558
                                                            --------    --------
           Total liabilities and stockholders' equity.      $  7,893    $ 11,147
                                                            ========    ========

                 The accompanying notes are an integral part of
                      these combined financial statements.

                    SONOMA PACIFIC COMPANY AND AFFILIATES
                        COMBINED STATEMENTS OF INCOME
                                (In thousands)

                                                                                                             SIX MONTHS ENDED
                                                                               YEAR ENDED             -----------------------------
                                                                               DECEMBER 31,           JUNE 30,             MAY 31,
                                                                                    1996                 1996                1997
                                                                                  --------             -------             --------
                                                                                                               (unaudited)
REVENUES .............................................................            $ 18,819             $ 7,762             $ 12,193
COST OF GOODS SOLD ...................................................              15,454               5,564                9,769
                                                                                  --------             -------             --------
                  Gross profit .......................................               3,365               2,198                2,424
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .........................               2,456               1,828                1,253
                                                                                  --------             -------             --------
                  Income from operations .............................                 909                 370                1,171
INTEREST EXPENSE .....................................................                (188)                (84)                (101)
OTHER INCOME (EXPENSE), net ..........................................                 101                  83                  (14)
                                                                                  --------             -------             --------
NET INCOME ...........................................................            $    822             $   369             $  1,056
                                                                                  ========             =======             ========

                 The accompanying notes are an integral part of
                      these combined financial statements.

                    SONOMA PACIFIC COMPANY AND AFFILIATES
            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      (In thousands, except share data)

                                                                             COMMON STOCK
                                                                        -----------------------          RETAINED
                                                                         SHARES          AMOUNT          EARNINGS            TOTAL
                                                                        -------           ----           -------            -------
BALANCE, December 31, 1995 ..................................           120,000           $120           $ 3,244            $ 3,364
  Net income ................................................              --              --                822                822
  Dividends .................................................              --              --               (478)              (478)
                                                                        -------           ----           -------            -------
BALANCE, December 31, 1996 ..................................           120,000            120             3,588              3,708
  Net income (unaudited) ....................................              --              --              1,056              1,056
  Adjustment to conform fiscal year-end
   to acquiror (unaudited) ..................................              --              --               (171)              (171)
  Dividends (unaudited) .....................................              --              --                (35)               (35)
                                                                        -------           ----           -------            -------
BALANCE, May 31, 1997 (unaudited) ...........................           120,000           $120           $ 4,438            $ 4,558
                                                                        =======           ====           =======            =======

                 The accompanying notes are an integral part of
                      these combined financial statements.

                    SONOMA PACIFIC COMPANY AND AFFILIATES
                      COMBINED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                                             SIX MONTHS ENDED
                                                                                                         --------------------------
                                                                                   December 31,          June 30,           May 31,
                                                                                       1996                1996              1997
                                                                                      -------             -----             -------
                                                                                                                (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .............................................................            $   822             $ 369             $ 1,056
  Adjustment to conform fiscal year-end to acquiror ......................               --                --                  (171)
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities-
     Depreciation ........................................................                443               288                 199
     (Gain) loss on sale of property, plant and
       equipment .........................................................                 (3)             --                     2
     Changes in assets and liabilities-
      Accounts receivable ................................................                257              (518)             (1,723)
      Inventories ........................................................               (766)             (882)             (1,636)
      Other current assets ...............................................                 28                22                 (18)
      Other assets .......................................................                (46)               16                  15
      Accounts payable ...................................................                241               495                 137
      Accrued expenses ...................................................                880               275                (813)
      Unearned revenue ...................................................                (54)             (139)                996
                                                                                      -------             -----             -------
        Net cash provided by (used in) operating
          activities .....................................................              1,802               (74)             (1,956)
                                                                                      -------             -----             -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property, plant and equipment ....................                  9              --                  --
  Purchase of property, plant and equipment ..............................               (431)              (71)               (435)
                                                                                      -------             -----             -------
        Net cash used in investing activities ............................               (422)              (71)               (435)
                                                                                      -------             -----             -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions from (distributions to) owners ...........................               (291)               16                 (35)
  Payments of long-term debt .............................................                (80)              (44)                (36)
  Net (payments) borrowings on notes payable to
related parties ..........................................................               (160)              365                 720
  Net (payments) borrowings on line of credit ............................               (650)             (365)              1,400
                                                                                      -------             -----             -------
        Net cash provided by (used in) financing
          activities .....................................................             (1,181)              (28)              2,049
                                                                                      -------             -----             -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .........................                199              (173)               (342)
CASH AND CASH EQUIVALENTS, beginning of year .............................                206               206                 405
                                                                                      -------             -----             -------
CASH AND CASH EQUIVALENTS, end of year ...................................            $   405             $  33             $    63
                                                                                      =======             =====             =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for-
     Interest ............................................................            $   188             $  84             $   101

                 The accompanying notes are an integral part of
                      these combined financial statements.

                    SONOMA PACIFIC COMPANY AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

      Sonoma Pacific Company (the "Company") is a manufacturer of wood pallets. The Company's operations are conducted at four pallet plants located in Sonoma, California; Yuma, California; Salinas, California; and Phoenix, Arizona. Sales of the Company's products are primarily in California and Arizona.

      The Company and its stockholders intend to enter into a definitive agreement with PalEx, Inc. ("PalEx"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for shares of PalEx common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

BASIS OF PRESENTATION

      The combined financial statements include the accounts and results of operations of Sonoma Pacific Company and its affiliated companies which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

      The interim financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

      The interim financial information for 1997 was conformed to the fiscal year-end of PalEx, therefore the six-month period ended May 31, 1997, includes the one-month period ended December 31, 1996. Unaudited revenues and net income for the one-month period ended December 31, 1996, were approximately $1,925,000 and $171,000, respectively. Accordingly, an adjustment is included in the combined statements of stockholders' equity and cash flows for the net income attributed to this one-month period.

CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

      Inventories are valued at the lower of cost or market, with cost determined on a first-in, first-out basis or by specific identification. The cost of finished goods inventory includes direct materials, direct labor and overhead.

PROPERTY, PLANT AND EQUIPMENT

      Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for state tax purposes.

      Expenditures for maintenance and repairs are charged to operating expense as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property, plant and equipment, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and the resulting gain or loss is included in other income (expense), net.

NEW ACCOUNTING STANDARD

      Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property, plant and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is necessary. Adoption of this standard did not have a material effect on the financial position or combined results of operations of the Company.

INCOME TAXES

      The stockholders of the Company have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal and certain state income taxes. Instead, the Company's stockholders pay income taxes on their proportionate shares of the Company's net earnings.

REVENUE RECOGNITION

      The Company recognizes revenue upon delivery of the product to the customer.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF RISK

      MATERIALS--Pallet prices are closely related to the changing costs and availability of lumber, the principal raw material used in the manufacture of wooden pallets. Lumber supplies and costs are affected by many factors including weather, governmental regulation of logging on public lands, lumber agreements between Canada and the United States and competition from other industries that use similar grades and types of lumber.

      MARKETS--Markets for pallet manufacturing and repair services are highly fragmented and competitive. Pallet manufacturing and recycling operations are not capital-intensive; therefore, barriers to entry in such businesses are minimal.

      CUSTOMERS--The Company sells to customers with local, regional and national operations in many different industries and geographical locations. Of such customers, one customer accounted for approximately 25 percent of the Company's revenues in 1996.

3. PROPERTY, PLANT AND EQUIPMENT:

      Property, plant and equipment consist of the following:

                                    ESTIMATED
                                     USEFUL
                                      LIVES   DECEMBER 31,
                                    IN YEARS     1996
                                    --------  ------------
                                            (in thousands)

Land.............................             $    589
Machinery and equipment..........      5-7       3,721
Buildings........................    15-40         979
Furniture and fixtures...........      5-8         242
Tractors and trailers............        5         671
                                              --------
                                                 6,202
Less- Accumulated depreciation and
  amortization...................               (3,536)
                                              --------
Property, plant and equipment, net            $  2,666
                                              ========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

      The major components of inventories are as follows (in thousands):

                                          DECEMBER 31,
                                             1996
                                           --------
Lumber, hardware and fasteners..........   $  1,972
Finished goods..........................        962
                                           --------
                                           $  2,934
                                           ========

      Accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                          --------
Accrued compensation and benefits......   $  1,013
Accrued profit sharing.................        250
Accrued professional fees..............         90
Other accrued expenses.................         38
                                          --------
                                          $  1,391
                                          ========

5. DEBT:

      The Company maintains a $2,500,000 revolving line of credit with a bank which bears interest, payable monthly, at LIBOR plus 1.75 percent and matures May 14, 1997. The line of credit matures annually, and the terms are revised. The line of credit was renewed for a one-year term. The line of credit is secured by inventory, machinery and equipment. At December 31, 1996, borrowings outstanding under the line of credit were approximately $50,000.

      Long-term obligations consist of the following (in thousands):

                                                      DECEMBER 31,
                                                          1996
                                                        --------
Note payable to a bank, bearing interest at 9.2%,
  payments of $1,771 per month through maturity in
  March 2004.  Secured by certain assets of the
  Company and personal guarantees by stockholders....       $201
Note payable to U.S. Small Business Administration,
  bearing interest at 6.94% stepped rate, $921 per
  month through maturity in March 2014.  Secured by
  certain assets of the Company and personal
  guarantees by stockholders.........................        204
Note payable to a bank, bearing interest at LIBOR plus
  2%, payments of $3,773 per month through maturity in
  December 1998.  Secured by certain assets of the
  Company and personal guarantees by stockholders....         92
Notes payable to a bank, bearing interest at LIBOR
  plus 2%, payments of $2,250 per month through
  maturity in December 1999.  Secured by certain
  assets of the Company and personal guarantees by
  stockholders.......................................         81
                                                        --------
                                                             578
Less- Current maturities.............................       (104)
                                                        --------
                                                        $    474
                                                        ========

      Related-party notes consist of the following:

      The Company had notes payable to stockholders and officers outstanding of $1,405,000 which bear interest at LIBOR plus 1.75 percent and are payable on demand.

      Future maturities of long-term obligations at December 31, 1996, are as follows (in thousands):

Year ending December 31-
  1997........................   $104
  1998........................     63
  1999........................     59
  2000........................     32
  2001........................     32
  Thereafter..................    288
                                 ----
                                 $578
                                 ====

6. COMMITMENTS AND CONTINGENCIES:

LITIGATION

      The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

      The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation, key-man life and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during 1996.

STOCK REPURCHASE AGREEMENT

By agreement dated December 17, 1980, between the Company and its stockholders, the Company is obligated to repurchase its common shares from the stockholders upon the occurrence of certain events. The redemption price would be equal to the greater of (a) available insurance proceeds or (b) the value periodically agreed to by the stockholders, prorated according to shares owned. The redemption price in excess of insurance proceeds would be payable, as cash flow permits, over a period not to exceed 15 years from the date of the activation event. Amounts owed would bear interest at 1 percent more than the rate for the corporate bond yield equivalent for the issue of Government National Mortgage Association (GNMA) pass-through certificates.

OPERATING LEASE AGREEMENTS

The Company conducts a portion of its operations and warehouses certain of its products in leased facilities classified as operating leases.

Minimum future rental payments under the noncancelable operating leases as of December 31, 1996, are as follows (in thousands):

Year ending December 31-
  1997........................   $266
  1998........................    256
  1999........................    145
  2000........................     50
  2001........................     50
  Thereafter..................    101
                                 ----
                                 $868
                                 ====

The leases provide for payment of taxes and other expenses by the Company. Rent expense for operating leases was approximately $215,000 in 1996. Of this amount, approximately $126,000 was to related parties.

7. PROFIT-SHARING PLAN:

      The Company maintains a qualified profit-sharing plan. Company contributions are voluntary and are at the discretion of the board of directors. Total profit-sharing contribution expense was $250,000 for 1996.

8. DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS:

      Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," and SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments," require the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying value of the Company's financial instruments approximates fair value.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

      On August 1, 1997, the Company merged with PalEx through the exchange of all of the outstanding common stock of the Company for shares of PalEx common stock.

                         PALEX, INC., AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                            BASIS OF PRESENTATION
                                 (Unaudited)

      The following unaudited pro forma consolidated statements of income include the supplemental consolidated financial statements included elsewhere herein for the year ended November 30, 1996, and the six months ended June 1, 1997. The pro forma consolidated statements of income give effect to the acquisitions by PalEx, Inc. ("PalEx" or the "Company"), of the outstanding capital stock of Fraser Industries, Inc. ("Fraser"), Ridge Pallets, Inc. ("Ridge"), and Interstate Pallet Company, Inc. ("Interstate") (together, the "Founding Companies"). These acquisitions (the "Founding Company Acquisitions") occurred simultaneously with the closing of PalEx's initial public offering (the "Offering") on March 25, 1997, and are accounted for using the purchase method of accounting. Fraser, one of the Founding Companies, has been identified as the accounting acquiror for financial statement presentation purposes. In addition, during the third quarter of 1997, PalEx acquired two additional manufacturers of wood pallets using the pooling-of-interests method of accounting (the "Pooled Companies"). The supplemental consolidated financial statements of PalEx reflect the historical financial statements of PalEx retroactively restated for the acquisitions of the Pooled Companies, with Fraser as the accounting acquiror included for all periods presented and Ridge and Interstate included from March 31, 1997. The unaudited pro forma consolidated statements of income give effect to the acquisitions of the Founding and Pooled Companies as if they had occurred on December 1, 1995.

      The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings that they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the pro forma statements of income of PalEx.

      The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred on those dates or to project the Company's results of operations for any future period. Since the Founding Companies and Pooled Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma consolidated statements of income should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Registration Statement. See "Risk Factors" included elsewhere herein.

                        PALEX, INC., AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
               (In thousands, except share and per share data)

                                                                         YEAR ENDED NOVEMBER 30, 1996
                                                       -------------------------------------------------------------------------
                                                       SUPPLEMENTAL
                                                         FINANCIAL            1997           PRO FORMA
                                                         STATEMENTS       ACQUISITIONS       ADJUSTMENTS              PRO FORMA
                                                         --------           --------           -------              ------------
REVENUES ......................................          $ 87,158           $ 52,748           $  --                $    139,906
COST OF GOODS SOLD ............................            73,411             44,669              --                     118,080
                                                         --------           --------           -------              ------------
   Gross profit ...............................            13,747              8,079              --                      21,826

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES .....................             6,731              4,248            (2,122)(a)                 8,857
GOODWILL AMORTIZATION .........................              --                 --                 556 (b)                   556
                                                         --------           --------           -------              ------------
   Income from operations .....................             7,016              3,831             1,566                    12,413
INTEREST INCOME (EXPENSE) AND
  OTHER INCOME, net ...........................            (1,017)              (753)             (324)(c)                  (649)
                                                             --                 --               1,445 (d)                    --
                                                         --------           --------           -------              ------------
   Income before income taxes .................             5,999              3,078             2,687                    11,764
PROVISION FOR INCOME TAXES ....................             1,015                127             3,446 (e)                 4,588
                                                         --------           --------           -------              ------------
NET INCOME ....................................          $  4,984           $  2,951           $  (759)             $      7,176
                                                         ========           ========           =======              ============
Net income per share ..........................                                                                     $        .57(f)
                                                                                                                    ============
Shares used in computing net
  income per share ............................                                                                       12,579,289(g)
                                                                                                                    ============

                 The accompanying notes are an integral part of
                      these unaudited financial statements.

                        PALEX, INC., AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
               (In thousands, except share and per share data)

                                                                             SIX MONTHS ENDED JUNE 1, 1997
                                                      -----------------------------------------------------------------------
                                                      SUPPLEMENTAL
                                                       FINANCIAL             1997           PRO FORMA
                                                       STATEMENTS        ACQUISITIONS      ADJUSTMENTS            PRO FORMA
                                                        --------           --------           -----              ------------
REVENUES .....................................          $ 61,269           $ 20,965           $ --               $     82,234
COST OF GOODS SOLD ...........................            50,527             17,749             (15)                   68,261
                                                        --------           --------           -----              ------------
   Gross profit ..............................            10,742              3,216              15                    13,973

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES ....................             5,004              1,476            (324)(a)                 6,156
SUPPLEMENTAL PROFIT-SHARING
  CONTRIBUTION ...............................               375                694            --                       1,069
GOODWILL AMORTIZATION ........................                93               --             185 (b)                     278
                                                        --------           --------           -----              ------------
   Income from operations ....................             5,270              1,046             154                     6,470
INTEREST INCOME (EXPENSE) AND
  OTHER INCOME, net ..........................              (510)              (403)            (17)(c)                  (415)
                                                            --                 --               515 (d)                  --
                                                        --------           --------           -----              ------------
   Income before income taxes ................             4,760                643             652                     6,055
PROVISION FOR INCOME TAXES ...................             1,868                400             105 (e)                 2,373
                                                        --------           --------           -----              ------------
NET INCOME ...................................          $  2,892           $    243           $ 547              $      3,682(1)
                                                        ========           ========           =====              ============
Net income per share .........................                                                                   $        .29(f)(1)
                                                                                                                 ============
Shares used in computing net
  income per share ...........................                                                                     12,836,846(g)
                                                                                                                 ============

(1) Excluding the effect of the supplemental profit-sharing contribution of $1.1 million ($637,000 net of tax), pro forma net income and pro forma earnings per share for the six-month period ended June 1, 1997, would have been $4.3 million and $.34 per share, respectively.

                 The accompanying notes are an integral part of
                      these unaudited financial statements.

                        PALEX, INC., AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

1. UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME ADJUSTMENTS:

   a. Adjusts compensation to the level the owners of the Founding and Pooled Companies have agreed to receive as a result of the acquisitions and reflects the revisions of certain lease agreements between a stockholder and a Founding Company as a result of the purchase by the Company of the related assets. The supplemental financial statements of PalEx for the year ended November 30, 1996, include a nonrecurring, noncash charge of $300,000 representing the difference between the amounts paid for the shares issued to the Company's president and chief executive officer and their estimated fair value on the date of the sale as if the acquisitions had occurred. The pro forma adjustment for 1996 also reduces compensation expense of PalEx by $125,000 attributable to the difference between the $300,000 nonrecurring, noncash charge and the compensation that the president and chief executive officer has agreed to receive prospectively.

   b. Reflects the amortization of goodwill using a 30-year estimated life.

   c. Reflects the increase in interest expense attributed to incremental borrowings.

   d. Reflects the reduction in interest expense attributed to obligations retired.

   e. Reflects the incremental provision for federal and state income taxes relating to the other income statement adjustments and for income taxes on the Founding Companies' S Corporation income.

   f. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," revising the methodology to be used in computing earnings per share ("EPS") requiring that the computations required for primary and fully diluted EPS are replaced with "basic" and "diluted" EPS. The Company will adopt SFAS No. 128 effective for reporting periods after December 15, 1997, and will restate EPS for all periods presented. The Company anticipates that the amount reported for pro forma basic EPS will approximate that of the net income per share as currently included in the pro forma financial statements.

   g. Includes for November 1996, (i) 1,071,389 shares issued by PalEx prior to the Offering, (ii) 2,455,400 shares issued to the stockholders of the Pooled Companies, (iii) 5,910,000 shares issued to the stockholders of the Founding Companies in connection with the acquisitions, (iv) 142,500 shares issued to satisfy the obligations of the Founding Companies to their respective profit-sharing plans and (v) 3,000,000 shares issued in connection with the Offering. For June 1997, also includes (i) the weighted average portion of 450,000 shares sold pursuant to the overallotment option and (ii) the effect, using the treasury stock method, of options for 999,000 shares granted to management, directors and key employees.